ARTICLES OF INCORPORATION

OF

POWELL CAPITAL CORPORATION

____________

Under Section 7-2-102 of the Colorado Corporation Code

____________

       THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the laws of the State of Colorado, HEREBY CERTIFIES THAT:

       FIRST:       The name of the Corporation is POWELL CAPITAL CORPORATION.

       SECOND:  The Corporation shall have perpetual existence.

       THIRD:      The nature of the business of the Corporation and the objects and purposes and business thereof proposed to be transacted, promoted or carried on are as follows:

                 1.     To engage in all aspects of review and evaluation of private companies, partnerships or sole proprietorships for purposes of completing mergers or acquisitions with the Corporation; and to engage in mergers and acquisitions with any or all varieties or private entities.

                2.     To purchase, improve, develop, subdivide, lease, exchange, sell, dispose of, mortgage, pledge and otherwise deal in and turn to account, real estate or any interest therein; to purchase, lease, alter, remodel, build, construct, erect, occupy and manage buildings and improvements of every kind and character whatever; and to finance the purchase, improvement, development and const

                3.     To carry on any other business, whether or not related to the foregoing, including the transaction of all lawful business for which corporations may be organized pursuant to the Colorado Corporation Code, to have and exercise all powers, privileges and immunities now or hereafter conferred upon or permitted to corporations by the laws of the State of Colorado, and to do any and same extent as natural persons could do insofar as permitted by the laws of the State of Colorado.

                It is the intention that the purposes, objects and powers specified by the foregoing clauses shall not, except as otherwise expressed, be limited or restricted by reference to or inference from the terms of any other clause in these Articles of Incorporation, but each purpose, object or power stated in the foregoing clauses shall be regarded as an independent purpose, object or power.

       FOURTH:  The total number of shares of all classes which the Corporation shall have authority to issue is 330,000,000, of which 30,000,000 shares shall be Preferred Shares, par value $.01 per share, and 300,000,000 shall be Common Shares, par value $.0001 per share, and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

                1.   Preferred Shares.

           The Corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish it from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any shares of any such series so established to the full ext Incorporation and the laws of the State of Colorado in respect of the following:

           (a)   The number of shares to constitute such series, and the distinctive designations thereof;

           (b)   The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

           (c)   Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

           (d)   The amount payable upon shares in event of involuntary liquidation;

           (e)   The amount payable upon shares in event of voluntary liquidation;

           (f)   Sinking fund or other provisions, if any, for the redemption or purchase of shares;

           (g)   The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

           (h)   Voting powers, if any; and

           (i)   Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

                2.   Common Shares.

           (a)   The rights or holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

           (b)   The holders of the Common Shares shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

       FIFTH:       The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors constituting the Board of Directors shall be fixed in the manner provided in the By-laws of the Corporation, subject to the limitation that the initial Board of Directors of the Corporation shall consist of two persons, whose names and addresses are as follows:

Gary Held	Suite 303 5500 South Sycamore Street Littleton, Colorado 80120
Scott Thurnok	Suite 303 5500 South Sycamore Street Littleton, Colorado 80120

Each person shall serve as a director of the Corporation until the first annual meeting of shareholders or until his successor shall have been elected and qualified.

       In the event, in accordance with the By-laws of the Corporation, the Board of Directors shall consist of three or more members, the directors may thereupon be divided into three classes, each class to be as nearly equal in number as possible, the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. At each annual meeting following such classification and division of the members of the Board of Directors, a number of directors equal to the number of directorships in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders of the Corporation.

       SIXTH:         Cumulative voting shall not be allowed in the election of directors.

       SEVENTH:   Shareholders shall not have a preemptive right to subscribe for, purchase or acquire additional unissued or treasury shares of the Corporation or securities convertible into shares or carrying share purchase warrants or privileges as the same may be issued from time to time by the Corporation.

       EIGHTH:      The address of the Corporation's initial registered office is Suite 303, 5500 South Sycamore Street, Littleton, Colorado 80120, and the name of the initial registered agent is Gary Held, whose address is Suite 303, 5500 South Sycamore Street, Littleton, Colorado 80120.

       NINTH:        The name and address of the Incorporator are:

Gary Held	Suite 303 5500 South Sycamore Street Littleton, Colorado 80120

       TENTH:       The Board of Directors shall have the power to enact, alter, amend and repeal such By-laws not inconsistent with the laws of the State of Colorado and these Articles of Incorporation as it may deem best for the management of the Corporation.

       ELEVENTH: When, with respect to any action to be taken by the shareholders of the Corporation, the Colorado Corporation Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares, or of any class or series entitled to vote thereon, any such action shall be taken and shall be effective by the vote or concurrence of the holders of a majority of the outstanding shares, or of any class or series entitled to vote thereon, notwith

       TWELVTH:  The following paragraphs are inserted for the management of the business and for the conduct of the affairs of the Corporation and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law:

       1.     Contracts with Directors and Officers.

     (a)     No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of the Corporation are directors or officers or are financially interested, shall be either void or voidable solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes or approves such contract or transaction or solely because their votes are counted for such purpose if:

               (i)     The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for that purpose without counting the votes or consents of the interested directors; or

               (ii)     The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

               (iii)     The contract or transaction is fair or reasonable to the Corporation.

     (b)     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

       2.     Indemnification of Officers, Directors and Others.

     The Board of Directors of the Corporation shall have the power to:

     (a)     Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere of its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b)     Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (c)     Indemnify a director, officer, employee or agent of the Corporation to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in subparagraph (a) or (b) of this Paragraph 2 or in defense of any claim, issue, or matter therein, against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d)     Authorize indemnification under subparagraph (a) or (b) of this Paragraph 2 (unless ordered by a court) in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said subparagraph (a) or (b). Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     (e)     Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in subparagraph (d) of this Paragraph 2 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by thr Corporation as authorized in this Paragraph 2.

     (f)     Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Paragraph 2.

     The indemnification provided by this Paragraph 2 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and the By-laws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

3.     Corporate Opportunity.

       The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officers, directors or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the right of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

The name and address of each incorporator is:

NAME	ADDRESS

Gary Held -------------------------------------	5500 S. Sycamore, Suite 303 --------------------------------------------
Littleton, CO 80120 --------------------------------------------

Signed	/s/ Gary Held --------------------------------------------
Incorporator

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

POWELL CAPITAL CORPORATION

INCLUDING A CHANGE OF NAME TO

IMAGENéT SYSTEMS, INC.

     Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST: The name of the corporation is Powell Capital Corporation.

     SECOND: The following amendment was adopted by the shareholders of the corporation in the manner prescribed by the Colorado Corporation Code on October 26, 1987.

     The Articles of Incorporation shall be amended by striking the existing Article I and inserting in lieu thereof the following new Article I.

ARTICLE I

NAME

     The name of the corporation shall be IMAGENéT SYSTEMS, INC.

     THIRD: The number of shares voted for the amendment was sufficient for approval.

     FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: Stock certificates reflecting the new name of the Corporation and the new number of authorized shares shall be exchanged for the old stock certificates.

     FIFTH: The amendment does not effect a change in the amount of stated capital.

     DATED: October 26, 1987.

POWELL CAPITAL CORPORATION

By:	/s/ Jon D. Brooker --------------------------------------------------------
Jon D. Brooker, President

 ATTEST:

/s/ Lee M. Payne ------------------------------------------------
Lee M. Payne, Vice President

Sworn to and subscribed before me this 12th day of November, 1987.

/s/ Debra ---------------------------------------------------------
Notary Public-State of Florida
My Commission expires	--------------------

By:	/s/ Perry Douglas West ---------------------------------------------------------
Perry Douglas West, Secretary

Sworn to and subscribed before me this 24th day of November, 1987.

/s/ Debra ---------------------------------------------------------
Notary Public-State of Florida
My Commission expires	----------------------

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

IMAGENéT SYSTEMS, INC.

          Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

          FIRST: The name of the corporation is IMAGENéT SYSTEMS, INC.

          SECOND: The following amendment was adopted by the shareholders of the corporation in the manner prescribed by the Colorado Corporation code on March 12, 1993.

          The Articles of Incorporation shall be amended by striking the existing Article I, and inserting in lieu thereof the following new Article I.

ARTICLE I

NAME

The name of the corporation shall be PHOENIX METALS U.S.A. II, INC.

          THIRD: The number of shares voted for the amendment was sufficient for approval.

          FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: Stock certificates reflecting the new name of the Corporation shall be exchanged for the old stock certificates

          FIFTH: The amendment does not effect a change in the amount of stated capital.

Dated: July 12, 1993

IMAGENéT SYTEMS, INC.

By:	/s/ Lee M. Payne -----------------------------------------
Lee M. Payne, President (acting)

Sworn to and subscribed before me this 12th day of July, 1993.
/s/ Perry Douglas West ---------------------------------------------------
Notary Public - State of Florida My commission expires: February 6, 1996	OFFICIAL SEAL Perry Douglas West My Commission Expires Feb.6, 1996 Comm. No. CC 178229

By:	/s/ Perry Douglas West ---------------------------------------------- Perry Douglas West, Secretary

STATE OF COLORADO
DEPARTMENT OF STATE

  I hereby certify that this is a true and complete copy of the document filed in this office and admitted to record in
File ____________________
_______________________
Dated __________ 19_____
/s/ Donetta Davidson
Secretary of State
By /s/_________________